FOR  IMMEDIATE  RELEASE

CONTACT:
BOB  ORLANDO,  CFO
MATHSOFT,  INC.
(617)  577-1017,  x742

                   MATHSOFT RELEASES RESULTS FOR FIRST QUARTER

CAMBRIDGE, Mass., April 20, 1999 - MathSoft, Inc. (Nasdaq: MATH) today reported net income of approximately $637,000, or $0.06 per diluted share, for its first quarter ended March 31, 1999. This compares with net income of $481,000, or $0.05 per diluted share for the corresponding quarter of 1998. Revenues for the first quarter of 1999 grew approximately 15%, reaching $6.5 million, compared with $5.7 million achieved in the first quarter of the prior year.

"MathSoft continues to demonstrate leadership in its core markets, with steady revenue growth, timely new product flow and respectable earnings," said Charles Digate, president and CEO.

Founded in 1984, MathSoft is the provider of a broad line of technical calculation and analytical software for business and academia. With MathSoft's products, users can deploy technical calculations and exploratory data analyses across their entire organizations. The company has more than one million users of its Mathcad, StudyWorks, S-PLUS, StatServer and Axum software worldwide. Users include professionals worldwide at more than 90% of the Fortune 1,000 companies and over 500 government installations, and students and faculty at over 2,000 colleges and universities.

Information contained in this document which refers to MathSoft's future financial performance represents management's best estimate at the present time and actual results could differ materially from present estimates. Factors that might cause such differences include, but are not limited to, the risks associated with distribution channels; the risks associated with international operations; the risks associated with acquisitions; and the ability to enhance current products and to introduce new products in a timely fashion. Please refer to the cautionary statements appearing in MathSoft's Annual and Quarterly Reports and prospectus filed with the Securities and Exchange Commission for a discussion of these and other various factors that could cause MathSoft's actual results to differ materially from those discussed in the forward-looking statements.

                                       ###

Axum, S-PLUS, StatServer, StudyWorks and Mathcad are registered trademarks and the MathSoft logo is a trademark of MathSoft, Inc.

                         MATHSOFT, INC. AND SUBSIDIARIES
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                     ASSETS


                                                     MARCH 31,    DEC 31,
                                                       1999          1998
                                                       ----          ----


CURRENT ASSETS:
      Cash, cash equivalents and short-term investments  $ 5,788  $ 5,707
      Accounts receivables, net . . . . . . . . . . . .    4,567    4,009
      Other receivables . . . . . . . . . . . . . . . .    1,293    1,309
      Inventories . . . . . . . . . . . . . . . . . . .      254      374
      Prepaid expenses. . . . . . . . . . . . . . . . .      643      343
                                                         -------  -------
            Total current assets. . . . . . . . . . . .   12,545   11,742
                                                         -------  -------

PROPERTY AND EQUIPMENT, NET . . . . . . . . . . . . . .    1,153    1,262
                                                         -------  -------

OTHER ASSETS. . . . . . . . . . . . . . . . . . . . . .      458      488
                                                         -------  -------

           TOTAL ASSETS . . . . . . . . . . . . . . . .  $14,156  $13,492
                                                         =======  =======




                      LIABILITIES AND STOCKHOLDERS' EQUITY


                                                  MARCH 31,     DEC 31,
                                                     1999          1998
                                                     ----          ----


CURRENT LIABILITIES . . . . . . . . . . . . . . . . .  $ 6,655  $ 7,302

OTHER LONG-TERM LIABILITIES . . . . . . . . . . . . .       86      139

STOCKHOLDERS' EQUITY. . . . . . . . . . . . . . . . .    7,415    6,051
                                                       -------  -------

           TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY  $14,156  $13,492
                                                       =======  =======






                         MATHSOFT, INC. AND SUBSIDIARIES
                 CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)


                                                  THREE MONTHS ENDED
                                                 MARCH 31,  MARCH 31,
                                                   1999          1998
                                                   ----          ----


REVENUES:
      Software licenses . . . . . . . . . . . . . .  $ 5,277  $ 4,920
      Services and other. . . . . . . . . . . . . .    1,262      782
                                                     -------  -------
          Total Revenues. . . . . . . . . . . . . .    6,539    5,702
                                                     -------  -------

COST OF REVENUES:
      Software licenses . . . . . . . . . . . . . .      805      706
      Services and other. . . . . . . . . . . . . .      390      297
                                                     -------  -------
          Total cost of revenues. . . . . . . . . .    1,195    1,003
                                                     -------  -------
          Gross Profit. . . . . . . . . . . . . . .    5,344    4,699
                                                     -------  -------

OPERATING EXPENSES:
      Sales and marketing . . . . . . . . . . . . .    2,816    2,421
      Research and development. . . . . . . . . . .    1,188    1,219
      General and administrative. . . . . . . . . .      735      602
                                                     -------  -------
          Total operating expenses. . . . . . . . .    4,739    4,242
                                                     -------  -------

          Income from Operations. . . . . . . . . .      605      457

INTEREST INCOME , NET . . . . . . . . . . . . . . .       42       24
                                                     -------  -------

          Income Before Provisions for Income Taxes      647      481

PROVISION FOR INCOME TAXES. . . . . . . . . . . . .       10        -
                                                     -------  -------
         Net Income . . . . . . . . . . . . . . . .  $   637  $   481
                                                     =======  =======


BASIC EARNINGS PER SHARE: . . . . . . . . . . . . .  $  0.07  $  0.05
                                                     =======  =======


DILUTED EARNINGS PER SHARE: . . . . . . . . . . . .  $  0.06  $  0.05
                                                     =======  =======




WEIGHTED AVERAGE COMMON SHARES OUTSTANDING. . . . .    9,687    9,131
                                                     =======  =======


WEIGHTED AVERAGE COMMON SHARES ASSUMING DILUTION. .   10,869   10,214
                                                     =======  =======